Exhibit 99.2

Motus GI Announces Pricing of $20 Million Public Offering of Common Stock

FORT LAUDERDALE, FL, June 26, 2019 – Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company dedicated to improving clinical outcomes and enhancing the cost-efficiency of colonoscopy, today announced the pricing of its underwritten registered public offering of 6,666,667 shares of its common stock, offered at a price to the public of $3.00 per share for expected gross proceeds of $20.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In addition, Motus GI has granted the underwriters a 30-day option to purchase up to an additional 1,000,000 shares of its common stock on the same terms and conditions. All of the shares in the offering are being sold by Motus GI. The offering is expected to close on or about July 1, 2019, subject to customary closing conditions.

Piper Jaffray & Co. is acting as sole book-running manager for the offering. Oppenheimer & Co. is acting as lead manager for the offering. Dougherty & Company, Ladenburg Thalmann and A.G.P./Alliance Global Partners are acting as independent financial advisors to Motus GI for the offering.

Motus GI intends to use the net proceeds received from this offering to fund commercialization activities for the Pure-Vu System, to continue research and development activities, including clinical and regulatory development and for the continued development and enhancement of the Pure-Vu® System.  Motus GI intends to use the remaining net proceeds for working capital and other general corporate purposes. Motus GI may also use a portion of the net proceeds for the acquisition or licensing of additional technologies, other assets or businesses, or for other strategic investments or opportunities, but has no current agreements or commitments to do so at this time.

A shelf registration statement on Form S-3 (File No. 333-230516) relating to the public offering of the shares of common stock described above was declared effective by the Securities and Exchange Commission (the “SEC”) on April 24, 2019. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. An electronic copy of the final prospectus supplement and accompanying base prospectus relating to the offering, when filed, will be available on the SEC’s website at www.sec.gov and may also be obtained by contacting Piper Jaffray & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@pjc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Motus GI and the Pure-Vu® System

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, dedicated to improving clinical outcomes and enhancing the cost-efficiency of colonoscopy. The Company’s flagship product is the Pure-Vu® System, a U.S. FDA cleared medical device indicated to help facilitate the cleaning of a poorly prepared colon during the colonoscopy procedure.

Forward-Looking Statements

This press release contains certain forward-looking statements, including but not limited to, statements relating to the Company’s expectations regarding the completion and timing of the closing of the public offering. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, risks inherent in the development and commercialization of potential products, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s Form 10-K filed on March 26, 2019, and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(833) 475-8247

mots@jtcir.com

Media Contact:

Erich A. Sandoval

Lazar Partners

(917) 497-2867

esandoval@lazarpartners.com